                                                                    EXHIBIT 10.3


                                   $65,000,000

                                CREDIT AGREEMENT



                         DATED AS OF SEPTEMBER 30, 2002



                                      AMONG



                             CNA SURETY CORPORATION,



                            THE LENDERS PARTY HERETO,



                                       AND



                       LASALLE BANK NATIONAL ASSOCIATION,

                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I         DEFINITIONS.....................................................................................1

ARTICLE II        COMMITMENTS OF THE LENDERS.....................................................................14
         2.1.     Revolving Loans................................................................................14
                  2.1.1.   Description of Revolving Credit Facility..............................................14
                  2.1.2.   Revolving Credit Commitment...........................................................14
                  2.1.3.   Availability of Revolving Loans.......................................................14
                  2.1.4.   Increase in Revolving Credit Commitment...............................................14
                  2.1.5.   Extension of Revolving Loan Termination Date..........................................15
         2.2.     Term Loan......................................................................................15
                  2.2.1.   Term Loan Commitment..................................................................15
                  2.2.2.   Mandatory Term Loan Commitment Reductions.............................................15
         2.3.     Loan Procedures................................................................................16
                  2.3.1.   Types of Loans; Interest Rate Options.................................................16
                  2.3.2.   Method of Selecting Types and Interest Periods for Revolving Loans and Term Loans.....16
                  2.3.3.   Conversion and Continuation of Outstanding Loans......................................16
         2.4.     Availability of Funds..........................................................................17
         2.5.     Facility Fee; Utilization Fee; Reductions in Revolving Credit Commitment.......................17
                  2.5.1.   Facility Fee..........................................................................17
                  2.5.2.   Utilization Fee.......................................................................17
                  2.5.3.   Reductions in Revolving Credit Commitment.............................................18
         2.6.     Minimum Amount of Each Advance; Limit on Interest Periods......................................18
         2.7.     Automatic Reduction of Commitments.............................................................18
         2.8.     Optional Principal Payments....................................................................18
         2.9.     Mandatory Prepayments..........................................................................18
         2.10.    Interest Rate, etc.............................................................................19
         2.11.    Rates Applicable After Default.................................................................19
         2.12.    Interest Rate Applicable in Event of Syndication...............................................19
         2.13.    Method of Payment..............................................................................19
         2.14.    Telephonic Notices.............................................................................20
         2.15.    Interest Payment Dates; Interest and Fee Basis.................................................20
         2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions................20
         2.17.    Lending Installations..........................................................................21
         2.18.    Non-Receipt of Funds by the Administrative Agent...............................................21
         2.19.    Taxes..........................................................................................21
         2.20.    Evidence of Debt...............................................................................23

ARTICLE III       CHANGE IN CIRCUMSTANCES........................................................................23
         3.1.     Yield Protection...............................................................................23
         3.2.     Changes in Capital Adequacy Regulations........................................................24

                                                                                                               Page
                                                                                                               ----
         3.3.     Availability of Types of Loans.................................................................24
         3.4.     Funding Indemnification........................................................................25
         3.5.     Lender Statements; Survival of Indemnity.......................................................25
         3.6.     Right to Substitute Lender.....................................................................25

ARTICLE IV        CONDITIONS PRECEDENT...........................................................................26
         4.1.     Initial Advance................................................................................26
         4.2.     Each Advance...................................................................................27

ARTICLE V         REPRESENTATIONS AND WARRANTIES.................................................................28
         5.1.     Corporate Existence and Standing...............................................................28
         5.2.     Authorization and Validity.....................................................................28
         5.3.     Compliance with Laws and Contracts.............................................................28
         5.4.     Governmental Consents..........................................................................29
         5.5.     Financial Statements...........................................................................29
         5.6.     Material Adverse Change........................................................................29
         5.7.     Taxes..........................................................................................29
         5.8.     Litigation and Contingent Obligations..........................................................30
         5.9.     Capitalization.................................................................................30
         5.10.    ERISA..........................................................................................30
         5.11.    Default........................................................................................30
         5.12.    Federal Reserve Regulations....................................................................31
         5.13.    Investment Company.............................................................................31
         5.14.    Disclosure.....................................................................................31
         5.15.    Properties; Insurance..........................................................................31
         5.16.    Liens..........................................................................................32
         5.17.    Restrictive Agreements.........................................................................32

ARTICLE VI        COVENANTS......................................................................................32
         6.1.     Financial Reporting............................................................................32
         6.2.     Use of Proceeds................................................................................34
         6.3.     Certain Notices................................................................................34
         6.4.     Conduct of Business............................................................................35
         6.5.     Taxes..........................................................................................35
         6.6.     Insurance......................................................................................35
         6.7.     Compliance with Laws...........................................................................35
         6.8.     Maintenance of Properties......................................................................36
         6.9.     Inspection.....................................................................................36
         6.10.    Merger.........................................................................................36
         6.11.    Sale of Assets.................................................................................36
         6.12.    Liens..........................................................................................36
         6.13.    Indebtedness...................................................................................37
         6.14.    Consolidated Leverage Ratio....................................................................38
         6.15.    Consolidated Fixed Charge Coverage Ratio.......................................................38
         6.16.    Minimum Consolidated Net Worth.................................................................38
         6.17.    A.M. Best Rating...............................................................................38

                                                                                                               Page
                                                                                                               ----
         6.18.    Dividends......................................................................................38
         6.19.    Investments, Loans, Advances, Guarantees and Acquisitions......................................38
         6.20.    Transactions with Affiliates...................................................................39
         6.21.    Restrictive Agreements.........................................................................39
         6.22.    Leases.........................................................................................40
         6.23.    Sale and Leaseback.............................................................................40
         6.24.    Fiscal Year....................................................................................40

ARTICLE VII       DEFAULTS.......................................................................................40

ARTICLE VIII      ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................................................43
         8.1.     Acceleration...................................................................................43
         8.2.     Amendments.....................................................................................43
         8.3.     Preservation of Rights.........................................................................43

ARTICLE IX        GENERAL PROVISIONS.............................................................................44
         9.1.     Survival of Representations....................................................................44
         9.2.     Headings.......................................................................................44
         9.3.     Entire Agreement...............................................................................44
         9.4.     Several Obligations; Benefits of this Agreement................................................44
         9.5.     Expenses; Indemnification; Damage Waiver.......................................................44
         9.6.     Numbers of Documents...........................................................................45
         9.7.     Accounting.....................................................................................46
         9.8.     Severability of Provisions.....................................................................46
         9.9.     Nonliability of Lenders........................................................................46
         9.10.    CHOICE OF LAW..................................................................................46
         9.11.    JURISDICTION; CONSENT TO SERVICE OF PROCESS....................................................46
         9.12.    Confidentiality................................................................................47
         9.13.    WAIVER OF JURY TRIAL...........................................................................47
         9.14.    Disclosure.....................................................................................48
         9.15.    Counterparts...................................................................................48

ARTICLE X         THE ADMINISTRATIVE AGENT.......................................................................48
         10.1.    Appointment....................................................................................48
         10.2.    Powers.........................................................................................48
         10.3.    General Immunity...............................................................................48
         10.4.    No Responsibility for Loans, Recitals, etc.....................................................49
         10.5.    Action on Instructions of Lenders..............................................................49
         10.6.    Employment of Administrative Agents and Counsel................................................49
         10.7.    Reliance on Documents; Counsel.................................................................49
         10.8.    Administrative Agent's Reimbursement and Indemnification.......................................50
         10.9.    Notice of Default..............................................................................50
         10.10.   Rights as a Lender.............................................................................50
         10.11.   Lender Credit Decision.........................................................................50
         10.12.   Successor Administrative Agent.................................................................51

                                                                                                               Page
                                                                                                               ----
ARTICLE XI        SETOFF; RATABLE PAYMENTS.......................................................................51
         11.1.    Setoff.........................................................................................51
         11.2.    Ratable Payments...............................................................................52

ARTICLE XII       BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............................................52
         12.1.    Successors and Assigns.........................................................................52
         12.2.    Participations.................................................................................52
                  12.2.1.  Permitted Participants; Effect........................................................52
                  12.2.2.  Voting Rights.........................................................................53
                  12.2.3.  Benefit of Setoff.....................................................................53
         12.3.    Assignments....................................................................................53
                  12.3.1.  Permitted Assignments.................................................................53
                  12.3.2.  Register..............................................................................54
                  12.3.3.  Effect; Effective Date................................................................54
         12.4.    Dissemination of Information...................................................................54
         12.5.    Tax Treatment..................................................................................55

ARTICLE XIII      NOTICES........................................................................................55
         13.1.    Giving Notice..................................................................................55
         13.2.    Change of Address..............................................................................55

EXHIBITS:
---------
Exhibit "A"       -        Form of Revolving Note
Exhibit "B"       -        Form of Term Note
Exhibit "C"       -        Form of Guaranty
Exhibit "D"       -        Form of Opinion of Counsel to the Borrower
Exhibit "E"       -        Form of Compliance Certificate
Exhibit "F"       -        Form of Assignment and Acceptance

SCHEDULES:
----------
Pricing Schedule
Schedule 1        -        Commitments
Schedule 5.3      -        Approvals and Consents
Schedule 5.7      -        Tax Matters
Schedule 5.8      -        Litigation
Schedule 5.9      -        Capitalization and Subsidiaries
Schedule 5.15     -        Insurance
Schedule 5.17     -        Liens
Schedule 5.18     -        Restrictive Agreements
Schedule 6.13     -        Existing Indebtedness

                                CREDIT AGREEMENT



         CREDIT AGREEMENT, dated as of September 30, 2002, between CNA Surety Corporation, (the "BORROWER") the Lenders named herein and LaSalle Bank National Association, as Administrative Agent.

                                    RECITALS:

         A. The Borrower has requested the Lenders to make loans to it from time to time in an aggregate principal amount up to but not exceeding $65,000,000, the proceeds of which the Borrower will use (a) to refinance existing indebtedness under that certain Credit Agreement, dated as of September 30, 1997 between the Borrower, the Lenders named therein and JP Morgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent (the "CHASE CREDIT AGREEMENT"), and (b) for working capital, capital expenditures and other lawful corporate purposes of the Borrower and its Subsidiaries.

         B. The Lenders are willing to make such loans on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ADMINISTRATIVE AGENT" means LaSalle Bank National Association in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same Borrowing Date, of the same Type and, when applicable, for the same Interest Period.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "AGREEMENT" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "A.M. BEST RATING" means the most recent rating announced by A.M. Best Company (or any successor thereto) or, if such rating is no longer announced by A.M. Best Company (or its successor), the most recent rating announced by another rating agency selected by the Administrative Agent.

         "ANNUAL STATEMENT" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

         "APPLICABLE MARGIN", and "APPLICABLE FACILITY FEE PERCENTAGE" mean, respectively, the applicable rates per annum set forth on the Pricing Schedule under the captions "Applicable Margin", and "Applicable Facility Fee Percentage", as the case may be, set forth opposite the applicable Consolidated Leverage Ratio as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to
Section 6.1(a) or 6.1(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.1(c).

From and including the initial Borrowing Date to but excluding the fifth Business Day following the date of receipt of the first financial statements delivered pursuant to Section 6.1(a) or 6.1(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.1(c), the "Applicable Margin" and the "Applicable Facility Fee Percentage" shall be determined in accordance with the certificate delivered pursuant to Section 4.1(e). The "Applicable Margin" and the "Applicable Facility Fee Percentage" shall be adjusted on the fifth Business Day following the date of receipt of the relevant financial statements pursuant to Section 6.1(a) or 6.1(b), as the case may be, and the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.1(c). In the event the financial statements for any fiscal quarter or fiscal year or the certificate required by Section 6.1(c) are not delivered when due and such financial statements and/or certificate are not delivered prior to the date upon which such becomes a Default, then, effective upon such Default, during the period from the date upon which such financial statements were required to be delivered until one Business Day following the date upon which they actually are delivered, the Applicable Margin and the Applicable Facility Fee Percentage shall be the highest rates provided for in the Pricing Schedule; provided that, notwithstanding the foregoing, the Applicable Margin and the Applicable Facility Fee Percentage shall be the highest rate set forth in the Pricing Schedule for any period during which a Default or Unmatured Default shall have occurred and be continuing.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSIGNMENT AND ACCEPTANCE" is defined in Section 12.3.1.

         "AUTHORIZED OFFICER" means any of the Chief Executive Officer, the President, the Chief Financial Officer, any Chief Operations Officer, any Vice President or the Secretary of the Borrower, acting singly.

         "BORROWER" means CNA Surety Corporation, a Delaware corporation, and its successors and assigns.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.3.2.

         "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines for banks or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.

         "CHANGE IN CONTROL" means (a) CNA Financial shall cease to own, in the aggregate (directly or indirectly), beneficially and of record free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, at least 51% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower, or (b) the Borrower shall cease to own, directly or indirectly, beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, 100% of the outstanding shares of capital stock (on a fully diluted basis) of each Significant Subsidiary.

         "CLOSING DATE" means September 30, 2002.

         "CLOSING TRANSACTIONS" is defined in Section 4.1(e).

         "CNA FINANCIAL" means CNA Financial Corporation, a Delaware corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans under this Agreement not exceeding the amount of such Lender's Pro Rata Share of the Revolving Commitment Amount and of the Term Loan Commitment set forth opposite its name on Schedule 1 hereto or in the Assignment and Acceptance relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "CONSOLIDATED" or "CONSOLIDATED", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, or SAP, as applicable.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the Borrower's EBITDA for such period, to (b) the sum of (i) Consolidated Interest Expense for the period of four fiscal quarters ending on such date, plus (ii) required payments of principal of Consolidated Indebtedness made during such period, plus (iii) the sum of all amounts paid by the Borrower and its Subsidiaries under any Operating Lease during such period.

         "CONSOLIDATED INDEBTEDNESS" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time that consists of Indebtedness for borrowed money to any Lender or any other financial institution.

         "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (a) Consolidated Indebtedness of the Borrower and its Subsidiaries as at such date to (b) the sum of (i) Consolidated Indebtedness of the Borrower and its Subsidiaries as at such date plus (ii) Consolidated Net Worth as at such date.

         "CONSOLIDATED NET WORTH" means, at any date of determination, the amount of consolidated common and preferred shareholders' equity of the Borrower and its Subsidiaries, determined as at such date in accordance with GAAP; provided, however, that unrealized appreciation and depreciation of securities which are classified as available for sale and are subject to FASB 115 shall be excluded when computing Consolidated Net Worth.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding (a) the endorsement of instruments for deposit or collection in the ordinary course of business and (b) obligations incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.2.4.

         "DEFAULT" means an event described in Article VII.

         "EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss).

         "ENVIRONMENTAL LAWS" means federal, state or local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards relating to the protection of the environment or to emissions, releases or discharges of any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance or the clean-up or remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the

Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FINANCIAL STATEMENTS" is defined in Section 5.5.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Alternate Base Rate.

         "FLOATING RATE INTEREST PERIOD" means, with respect to a Floating Rate Loan, a period of not more than 90 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Floating Rate Interest Period would end on a day which is not a Business Day, such Floating Rate Interest Period shall end on the next succeeding Business Day.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Alternate Base Rate.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America; provided, that for purposes of all computations required to be made with respect to compliance with Sections 6.14,
6.15 and 6.16 hereof, such term shall mean generally accepted accounting principles as in effect on the date hereof.

         "GOVERNMENTAL AUTHORITY" means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any board of insurance, insurance department or insurance commissioner.

         "GUARANTOR" means CNA Financial.

         "GUARANTY" means a guaranty from Guarantor substantially in the form of Exhibit "C".

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) net Rate Hedging Obligations (other than Rate Hedging Obligations, if any, entered into in respect of the Loans or any portion thereof) and (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person (but excluding the obligations of any Insurance Subsidiary in respect of the repurchase of securities pursuant to repurchase agreements or the lending of securities pursuant to securities lending arrangements, in each case, entered into in the ordinary course of business).

         "INSURANCE SUBSIDIARY" means any Subsidiary of the Borrower which is engaged in any insurance business.

         "INTEREST PERIOD" means a LIBOR Interest Period or a Floating Rate Interest Period.

         "LASALLE" means LaSalle Bank National Association in its individual capacity, and its successors.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIBOR ADVANCE" means an Advance which bears interest at the LIBOR
Rate.

         "LIBOR BASE RATE" means, with respect to a LIBOR Loan for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which the Administrative Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of such LIBOR Loan and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR INTEREST PERIOD" means, with respect to a LIBOR Loan, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day; provided, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR LOAN" or "LIBOR LOANS" means any Loan which bears interest at the LIBOR Rate.

         "LIBOR RATE" means, with respect to a LIBOR Loan for the relevant LIBOR Interest Period, the sum of (a) the quotient of (i) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (b) the Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "LICENSE" means any license, certificate of authority, permit or other authorization which is required to be obtained from the Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "LIEN" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). The term "Lien" shall not include the rights of purchasers of any securities in such securities arising under repurchase agreements or similar rights in respect of securities lending arrangements, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business.

         "LOAN" means, with respect to a Lender, such Lender's portion of all Revolving Loans and Terms Loans made by such Lender.

         "LOAN DOCUMENTS" means this Agreement and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Administrative Agent or any Lender.

         "MARGIN STOCK" has the meaning assigned to that term under Regulation
U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under any of the Loan Documents.

         "OPERATING LEASE" means any lease or other agreement conveying the right to use of any Property by the Borrower or any Subsidiary, as lessee, other than any Capitalized Lease.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, any agency thereof, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Governmental National Mortgage Association, the Student Loan Market Association, the Federal Home Loan Bank or the Federal Farm Credit Bank, in each case maturing within three years from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements and securities lending arrangements with a term of not more than 30 days for securities described in clause (a) above and entered into with (i) a financial institution satisfying the criteria described in clause (c) above or (ii) a "registered broker or dealer" within the meaning of
         Section 7 of the Securities Exchange Act of 1934 which has total stockholders' equity in excess of $750,000,000; and

                  (e) bonds, debentures, notes and other similar securities of any Person organized under the laws of the United States of America or any state thereof having, at the date of acquisition, a rating of BBB-or higher from S&P or Baa3 or higher by Moody's, in each case maturing within three years from the date of acquisition thereof.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.

         "PRIME RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent). Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PRO-RATA SHARE" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's Pro-Rata Share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

         "PURCHASERS" is defined in Section 12.3.1.

         "QUARTERLY STATEMENT" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

         "RATABLE LOAN" means a Loan made by a Lender pursuant to Section 2.2 hereof.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "REGISTER" is defined in Section 12.3.2.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "RESERVE REQUIREMENT" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "REVOLVING CREDIT COMMITMENT" means Thirty-Five Million and 00/100 Dollars ($35,000,000), as increased from time to time pursuant to Section 2.1.4.

         "REVOLVING LOAN TERMINATION DATE" means, in the case of all Revolving Loans, (a) September 30, 2003, unless extended by the Lenders pursuant to any modification, extension or renewal pursuant to Section 2.1.5, and if so modified, extended or renewed, on such effective date or (b) such earlier date on which the obligations of the Lenders to make Revolving Loans hereunder are terminated pursuant to the terms of the Agreement.

         "REVOLVING LOAN" and "REVOLVING LOANS" means, respectively, each Advance and the aggregate amount of all Advances, from time to time, in the form of Floating Rate Loans and/or LIBOR Loans, made by the Lenders to the Borrower, as set forth in Section 2.1.

         "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled

"International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) from time to time in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.15, such term shall mean SAP (as defined above) as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SIGNIFICANT INSURANCE SUBSIDIARY" means any Significant Subsidiary which is an Insurance Subsidiary.

         "SIGNIFICANT SUBSIDIARY" means Western, USA and any other Subsidiary
(i) the value of the total assets of which exceeds 5% of the value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year or (ii) the consolidated income (before income taxes, extraordinary items and the cumulative effect of any change in GAAP) of which exceeds 5% of such income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

         "SINGLE EMPLOYER PLAN" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

         "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

         "SURETY BONDING" means Surety Bonding Company of America, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

         "TERMINATION EVENT" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Plan, in each case which could reasonably be expected to have a Material Adverse Effect.

         "TERM LOAN" and "TERM LOANS" means Advances from time to time in the form of LIBOR Loans or Floating Rate Loans made by the Lenders to the Borrower, as set forth in Section 2.2

         "TERM LOAN COMMITMENT" means Thirty Million and 00/100 Dollars ($30,000,000).

         "TERM LOAN TERMINATION DATE" means September 30, 2005.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or LIBOR Loan.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "USA" means Universal Surety of America, a Texas insurance company.

         "WESTERN" means Western Surety Company, a South Dakota insurance company.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein", "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "subsections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided. References to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                           COMMITMENTS OF THE LENDERS

         2.1. REVOLVING LOANS.

                  2.1.1. DESCRIPTION OF REVOLVING CREDIT FACILITY. The Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out each Lender severally agrees to make Revolving Loans to the Borrower in accordance with the terms hereof in amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender's Pro Rata Share of the Revolving Credit Commitment.

                  2.1.2. REVOLVING CREDIT COMMITMENT. In no event may the aggregate principal amount of all outstanding Revolving Loans at any time exceed the Revolving Credit Commitment, as the same may be increased from time to time pursuant to Section 2.1.4 below.

                  2.1.3. AVAILABILITY OF REVOLVING LOANS. Subject to the terms of this Agreement, from and including the date hereof to, but not including, the Revolving Loan Termination Date the Borrower may borrow, repay and re-borrow Revolving Loans hereunder. All outstanding Revolving Loans and all other Obligations then due and owing shall be due and payable in full by the Borrower on the Revolving Loan Termination Date, unless otherwise terminated or extended as provided in this Agreement.

                  2.1.4. INCREASE IN REVOLVING CREDIT COMMITMENT. So long as no Default or Unmatured Default has occurred and is continuing, the Revolving Credit Commitment of each Lender shall be automatically increased in an amount equal to any mandatory or voluntary prepayments made with respect to the Term Loan pursuant to Section 2.2.2. Upon any such increase in the Revolving Credit Commitment, the Borrower shall promptly execute and deliver to the Lenders replacement notes evidencing such increase. Notwithstanding the foregoing, in no event may the aggregate principal amount of all outstanding Loans at any time exceed the Aggregate Commitment.

                  2.1.5. EXTENSION OF REVOLVING LOAN TERMINATION DATE. The Revolving Loan Termination Date may be extended upon the prior consent of the Lenders for up to two (2) additional periods of not more than 364 days each, but, in any event, not later than September 26, 2005. At least forty (40) Business Days but not less than sixty (60) Business Days prior to the Revolving Loan Termination Date then in effect, the Borrower shall deliver to the Administrative Agent a written request for the extension of the Revolving Loan Termination Date for an additional period specifying the effective date of such extension and the length of such extension not to exceed 364 days. The effective date of such extension shall be on or prior to the Revolving Loan Termination Date then in effect, and, in any event not earlier than thirty (30) days prior to such Revolving Loan Termination Date. Each Lender shall indicate its agreement to the requested extension on or before the extension date; however, any Lender may revoke its agreement to any such extension prior to the effective date of such extension.

         2.2. TERM LOAN.

                  2.2.1. TERM LOAN COMMITMENT. The Lenders hereby agree to make Term Loans to the Borrower on the Closing Date in the amount of such Lender's Pro Rata Share of the Term Loan Commitment. The commitments of the Lenders to make the Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

                  2.2.2. MANDATORY TERM LOAN COMMITMENT REDUCTIONS. The Term Loan Commitment shall be automatically and permanently reduced to the following amounts on the following dates:

                      Date                    Availability Reduction          Aggregate Commitment
                      ----                    ----------------------          --------------------
                  June 30, 2003                     $5,000,000                      $25,000,000
                  September 30, 2003                $5,000,000                      $20,000,000
                  March 31, 2004                    $5,000,000                      $15,000,000
                  September 30, 2004                $5,000,000                      $10,000,000
                  March 31, 2005                    $5,000,000                      $5,000,000
                  September 30, 2005                $5,000,000                      $0

2.3. LOAN PROCEDURES.

                  2.3.1. TYPES OF LOANS; INTEREST RATE OPTIONS. Each Revolving Loan and Term Loan may be divided into tranches which are either Floating Rate Loans or LIBOR Loans, or a combination thereof, selected by the Borrower in accordance with Section 2.3.2 or 2.3.3. No Revolving Loan may mature after, or have an Interest Period which extends beyond, the Revolving Loan Termination Date, and no Term Loan may mature after, or have an Interest Period which extends beyond, the Term Loan Termination Date.

                  2.3.2. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR REVOLVING LOANS AND TERM LOANS. The Borrower shall select the Type of each Revolving Loan and Term Loan and, in the case of each LIBOR Loan, the LIBOR Interest Period applicable to such LIBOR Loan from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Loan and three Business Days before the Borrowing Date for each LIBOR Loan. A Borrowing Notice shall specify:

                           (a) the Borrowing Date, which shall be a Business
                  Day, of such Revolving Loan or Term Loan;

                           (b) the aggregate amount of such Revolving Loan or
                  Term Loan, which, in the case of Revolving Loans, when added to all outstanding Revolving Loans and after giving effect to the repayment of any such outstanding advances out of the proceeds of the requested Revolving Loan, shall not exceed the Revolving Credit Commitment;

                           (c) the Type of Loan selected; and

                           (d) In the case of each LIBOR Advance, the LIBOR
                  Interest Period applicable thereto (which may not end after the Revolving Loan Termination Date or Term Loan Termination Date, as applicable).

                  2.3.3. CONVERSION AND CONTINUATION OF OUTSTANDING LOANS. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into LIBOR Loans. Each LIBOR Loan shall continue as a LIBOR Loan until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Loan shall be automatically converted into a Floating Rate Loan unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Loan continue as a LIBOR Loan for the same or another LIBOR Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Revolving Loans or Term Loan of any Type into any other Type or Types of Revolving Loan or Term Loan, as applicable; provided that any conversion of any LIBOR Loan shall be made -------- on, and only on, the last day of the LIBOR Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Loan or continuation of a LIBOR Loan not later than 11:00 a.m. (Chicago time) at least three Business Days, in the case of a conversion into or continuation of a LIBOR Loan, prior to the date of the requested conversion or continuation, specifying:

                           (a) the requested date, which shall be a Business
                  Day, of such conversion or continuation;

                           (b) the aggregate amount and Type of Loan which is to
                  be converted or continued; and

                           (c) the amount and Type(s) of Revolving Loan(s) or
                  Term Loan, as applicable, into which such Revolving Loan or Term Loan is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Loan, the duration of the LIBOR Interest Period applicable thereto.

         2.4. AVAILABILITY OF FUNDS. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.5. FACILITY FEE; UTILIZATION FEE; REDUCTIONS IN REVOLVING CREDIT COMMITMENT.

                  2.5.1. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender a facility fee equal to the Applicable Facility Fee Percentage times such Lender's Revolving Credit Commitment from the date hereof to and including the Revolving Loan Termination Date applicable to such Lender, payable in arrears on each Payment Date hereafter and on the Revolving Loan Termination Date. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  2.5.2. UTILIZATION FEE. If fifty percent (50%) or more of the Revolving Credit Commitment is drawn and utilized, the Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender a utilization fee at a per annum rate equal to .05% times such Lender's Pro Rata Share of such drawn and utilized amount, payable in arrears on each Payment Date and on the Revolving Loan Termination Date. All accrued utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  2.5.3. REDUCTIONS IN REVOLVING CREDIT COMMITMENT. The Borrower may permanently reduce the Revolving Credit Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $10,000,000 (and in integral multiples of $5,000,000 thereafter), upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that any prepayment of a LIBOR Loan prior to the last day of the applicable LIBOR Interest Period shall be subject to the indemnity provisions of
         Section 3.4 and the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

         2.6. MINIMUM AMOUNT OF EACH ADVANCE; LIMIT ON INTEREST PERIODS. Each LIBOR Loan shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof). Each Floating Rate Loan shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Revolving Credit Commitment. No more than twelve (12) LIBOR Interest Periods for LIBOR Loans may be outstanding at any one time.

         2.7. AUTOMATIC REDUCTION OF COMMITMENTS. If, on or before November 30, 2002, the Administrative Agent either (i) has not successfully syndicated not less than $15,000,000 of the Aggregate Commitments or (ii) elected, in its sole discretion, not to retain 100% of the Aggregate Commitment of $65,000,000, the Aggregate Commitment shall be automatically and permanently reduced by $15,000,000 on December 2, 2002, and the Borrower agrees on such date that it shall immediately repay its then outstanding Loans in an amount necessary to effect such reduction.

         2.8. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Loans upon three Business Days' prior notice to the Administrative Agent. Any prepayment of a LIBOR Loan prior to the last day of the applicable LIBOR Interest Period shall be subject to the indemnity provisions of Section 3.4.

         2.9. MANDATORY PREPAYMENTS. If at any time the aggregate principal balance of the Loans exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

         2.10. INTEREST RATE, ETC. Each Floating Rate Loan shall bear interest at the Floating Rate on the outstanding principal amount thereof for each day from and including the date such Loan is made or is converted from a LIBOR Loan into a Floating Rate Loan pursuant to Section 2.3.3 to but excluding the date it becomes due or is converted into a LIBOR Loan pursuant to Section 2.3.3 hereof, at a rate per annum equal to the Floating Rate for such day. Each LIBOR Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such LIBOR Loan.

         2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.3.2 or 2.3.3, no Loans may be made as, converted into or continued as a LIBOR Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each LIBOR Loan and Floating Rate Loan shall bear interest for the remainder of the applicable Interest Period at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

         2.12. INTEREST RATE APPLICABLE IN EVENT OF SYNDICATION. If, in order to facilitate a successful syndication of not less than $15,000,000 of the Aggregate Commitment on or before November 30, 2002, the Administrative Agent determines that changes to the terms of this Agreement are advisable, the Administrative Agent shall be entitled, after consultation with the Borrower, to change any or all of the structure, terms or pricing hereof; provided, that any increase in the pricing shall not exceed 0.25%; provided, further, that any change in the structure or terms of the Credit Agreement (other than pricing) shall require the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

         2.13. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Chicago time) on the date when due. Each payment by the Borrower on account of principal or interest on the Loans shall be applied ratably among the Lenders by the Administrative Agent according to the respective outstanding principal amounts of the Loans then due and owing to the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with LaSalle for each payment of principal, interest and fees as it becomes due hereunder.

         2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Loan converted into a LIBOR Loan on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Facility fees shall be calculated on the basis of a 365 or 366-day year. All interest in respect of LIBOR Loans shall be calculated for actual days elapsed on the basis of a 360-day year. All interest in respect of Floating Rate Loans by reference to the Alternate Base Rate shall be calculated on a 365 or 366-day year basis, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Federal Funds Effective Rate shall be calculated on a 360-day year basis for actual days elapsed, as applicable. Interest shall be payable for the day an Loan is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Revolving Credit Commitment or Term Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any promissory notes issued to a Lender hereunder shall be deemed held by such Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. TAXES.

                  (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes upon the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 2.17. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.17 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                  (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation (and not a change in the Lender's business, operations or place of business or incorporation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (c) Any stamp, documentary or similar taxes or charges payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         2.20. EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

                  (d) Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Revolving Note attached hereto as Exhibit "A" and Term Note attached hereto as Exhibit "B", in each case as approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 12.3) be represented by one or more promissory notes (payable to the order of each Lender holding a portion of such Loans or, if such promissory note is a registered note, to such Lender and its registered assigns).

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1. YIELD PROTECTION. If, after the date hereof, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

                  (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its LIBOR Loans or other amounts due it hereunder with respect to its LIBOR Loans, or

                  (b) with respect to LIBOR Loans, imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Loans), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans held or interest received by it in respect thereof, and, in the case of any of Section 3.1(a), (b) or (c), the Lender shall in good faith determine the amount of such increased expense incurred or reduction in amount received to be material, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received (other than any such expense or reduction for which the Lenders are also entitled to compensation pursuant to
Section 2.17(a)) which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines in good faith that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased by an amount deemed material by such Lender as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy).

         3.3. AVAILABILITY OF TYPES OF LOANS. If any Lender determines in good faith that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Loan and require any LIBOR Loans to be repaid or converted into a Floating Rate Loans within five (5) days after Borrower's receipt of notice by such Lender; or if the Required Lenders determine that (a) deposits of a type or maturity appropriate to match fund LIBOR Loans are not available, or (b) the interest rate applicable to a Type of Loan does not accurately or fairly reflect the cost of making or maintaining such Loan, then the Administrative Agent shall suspend the availability of the affected Type of Loan and require any LIBOR Loans of the affected Type to be repaid.

         3.4. FUNDING INDEMNIFICATION. If any payment of a LIBOR Loan occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Loan is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Loan.

         3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Loan under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

         3.6. RIGHT TO SUBSTITUTE LENDER. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 or unable to make a Type of Loan available in accordance with Section 3.3, shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Administrative Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other institutional lender selected by the Borrower and reasonably acceptable to the Administrative Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the taxes or regulatory changes that gave rise to such assigning Lender's claim for such compensation, or that has agreed to make the Type of Loan available that was not made available from such assigning Lender, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (c) the Borrower's release of such assigning Lender from any further obligation or liability under this Agreement and the Loan Documents. Notwithstanding anything to the contrary contained in this Section 3.6, in no event shall the replacement of any Lender result in a decrease or reallocation of the Aggregate Commitments without the prior written consent of each of the remaining Lenders.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. INITIAL ADVANCE. The Lenders shall not be required to make any Loans hereunder unless the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders the following and the other conditions set forth below have been satisfied, in each case on or before the Closing Date:

                  (a) Executed originals of this Agreement and each of the other Loan Documents, including the Guaranty, which shall be in full force and effect, together with all schedules, exhibits, documents and financial statements required to be delivered pursuant hereto.

                  (b) Copies of the articles of incorporation of the Borrower and the Guarantor, together with all amendments thereto, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (c) Copies, certified by the Secretary or an Assistant Secretary of the Borrower and the Guarantor, of its by-laws and Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents by the Borrower and the Guaranty by the Guarantor.

                  (d) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Borrower and the Guarantor, which shall identify by name and title and bear the signature of the officers of the Borrower and the Guarantor authorized to sign the Loan Documents, and, in the case of the Guarantor, the Guaranty, and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (e) A certificate dated the initial Borrowing Date and signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that: (i) on the initial Borrowing Date (both before and after giving effect to the making of the Loans hereunder), each of the representations and warranties set forth in Article V of this Agreement is true and correct and no Default or Unmatured Default has occurred and is continuing;
         (ii) no injunction or temporary restraining order which would prohibit the making of the Loans (collectively the "CLOSING TRANSACTIONS"), or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened. Such certificate shall also set forth the Consolidated Leverage Ratio as of the initial Borrowing Date (after giving effect to the making of the Loans hereunder), and (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings, registrations with, or exemption by, any Governmental Authority, or any subdivision thereof, required will have been obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective relief with respect to the application thereof) and all applicable grace periods have expired.

                  (f) A written opinion of the Borrower's and the Guarantor's counsel, addressed to the Lenders, in substantially the form of Exhibit "D" hereto.

                  (g) Either evidence of termination of the Chase Credit Agreement and repayment of all Indebtedness outstanding thereunder or a bank payoff letter in form and substance acceptable to the Administrative Agent from the agent for the lenders under the Chase Credit Agreement together with releases of any Liens securing such agreement.

                  (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (i) Such other documents as any Lender or the Administrative Agent may have reasonably requested.

         4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (a) There exists no Default or Unmatured Default and none would result from such Advance; and

                  (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date (except as to representations and warranties made in Section 5.6).

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "E" hereto as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing (if applicable) under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing (if applicable) as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted and in which the failure to be so qualified or authorized may reasonably be expected to have a Material Adverse Effect.

         5.2. AUTHORIZATION AND VALIDITY. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan

Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. COMPLIANCE WITH LAWS AND CONTRACTS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders, judgments, decrees and restrictions, including, without limitation, all Environmental Laws, of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, the consummation of the Closing Transactions or any other transaction contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations U or X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws,
(b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which have been obtained at or before the time of the initial Advance and are disclosed on
Schedule 5.3 and except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement which could not reasonably be expected to have a Material Adverse Effect.

         5.4. GOVERNMENTAL CONSENTS. Except for any of the following which have been entered, taken, obtained, filed or made and which remain in full force and effect or which if not entered, taken, obtained or filed could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, Governmental Authority, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans or any other transaction contemplated in the Loan Documents.

         5.5. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to each of the Lenders (a) the December 31, 2001 and December 31, 2000 audited annual financial statements, and (b) the June 30, 2002 unaudited quarterly financial statements of the Borrower and its Subsidiaries (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with GAAP or SAP, as applicable, and fairly presents the consolidated (statutory, if applicable) financial condition and operations of the respective entities at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

         5.6. MATERIAL ADVERSE CHANGE. No material adverse change in the business, condition (financial or otherwise), operations, performance or Properties of the Borrower and its Subsidiaries taken as a whole has occurred since December 31, 2001.

         5.7. TAXES. The Borrower and its Subsidiaries have filed or caused to be filed or properly filed for extensions on a timely basis and in correct form all United States federal and applicable material foreign, state and local tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, except as set forth in Schedule 5.7, and as to which no Lien exists. There are no pending audits or, to the best of the Borrower's knowledge, investigations regarding the Borrower's or its Subsidiaries' federal, foreign, state or local tax returns which may reasonably be expected to have Material Adverse Effect. No claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         5.8. LITIGATION AND CONTINGENT OBLIGATIONS. Except as disclosed on
Schedule 5.8, there is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by any insurance regulatory authority) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement.

               5.9. CAPITALIZATION. Schedule 5.9 hereto contains (a) an accurate description of the Borrower's capitalization as of June 30, 2002 and (b) an accurate list of all of the Subsidiaries as of the date of this Agreement but giving effect to the Closing Transactions, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries.

         5.10. ERISA. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, except where noncompliance would not have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. The Borrower has not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which may reasonably be expected to have a Material Adverse Effect. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

         5.11. DEFAULT. No Default or Unmatured Default has occurred and is continuing.

         5.12. FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Loan hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition, will violate or be inconsistent with the provisions of Regulation U or Regulation X.

         5.13. INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.14. DISCLOSURE. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

         5.15. PROPERTIES; INSURANCE.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) The Borrower shall at all times maintain or cause to be maintained with financially sound and reputable insurers, reasonably acceptable to the Administrative Agent, insurance upon such terms and conditions and in such amounts as are reasonably acceptable to the Administrative Agent, which at the date hereof are specified in
         Schedule 5.15.

         5.16. LIENS. Schedule 5.17 attached hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in said
Schedule 5.17.

         5.17. RESTRICTIVE AGREEMENTS. Except as set forth on Schedule 5.18 hereto, neither the Borrower nor any of its Subsidiaries is party to any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to undertake or assume Contingent Obligations of the Borrower or any other Subsidiary.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. The Borrower will furnish to the Lenders:

                  (a) As soon as practicable and in any event within 120 days after the close of each of its fiscal years, an audit report which is not qualified as to going concern or access or in any other material respect and which is certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related income and cash flow statements accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (b) As soon as practicable and in any event within 75 days after the close of each quarterly period (other than the fourth quarterly period) of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated income and cash flow statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (c) Together with the financial statements required by clauses
         (a) and (b), a compliance certificate in substantially the form of Exhibit "E" hereto signed by the chief financial officer of the Borrower showing the calculations necessary to determine compliance with the financial covenants contained in this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (d) Upon the earlier of (i) ten days after the regulatory filing date or (ii) 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Significant Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary, certified by such officers as shall be required by SAP of such Significant Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

                  (e) Upon the earlier of (i) fifteen days after the regulatory filing date or (ii) 90 days after the close of each fiscal year of each Significant Insurance Subsidiary, copies of the Annual Statement of such Significant Insurance Subsidiary and the related management discussion and analysis for such fiscal year, as certified by such officers as shall be required by SAP for such Significant Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

                  (f) As soon as available and only to the extent such an audited statement is required to be prepared by any Governmental Authority, a copy of the audited Annual Statement of each Significant Insurance Subsidiary for the preceding year, as certified by such officers as shall be required by SAP for such Significant Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent.

                  (g) Within 150 days after the close of each of its fiscal years, annual statutory statements for the Borrower's Insurance Subsidiaries on a consolidated or combined basis, certified by such officers as shall be required by SAP, such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

                  (h) As soon as possible and in any event within 20 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

                  (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Significant Insurance Subsidiaries files with the Securities and Exchange Commission or any securities exchange.

                  (j) Such other information (including, without limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital purposes, capital expenditures and other lawful purposes of the Borrower, including, acquisitions and stock repurchases permitted hereunder and to refinance existing Indebtedness under the Chase Credit Agreement. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. CERTAIN NOTICES. The Borrower will give prompt notice in writing to the Administrative Agent and the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) any other development, financial or otherwise, relating specifically to the Borrower which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Significant Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Significant Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (e) any judicial or administrative order limiting or controlling the insurance business of any Significant Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority may not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Significant Insurance Subsidiary to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and (b) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer, change the state of its domicile or fail to keep in effect any License if such withdrawal, change or failure is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect.

         6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Borrower will, and will cause each Subsidiary to, pay all other obligations, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. INSURANCE. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

         6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders may designate.

         6.10. MERGER. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that
(a) a Significant Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (b) the Borrower or any Significant Subsidiary may merge or consolidate with any other Person, provided that the Borrower or such Significant Subsidiary shall be the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist.

         6.11. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of a Substantial Portion of its Property to any other Person(s) in any twelve month period; provided, however, that Insurance Subsidiaries shall be permitted to sell assets for fair market value in arms length transactions (as determined, in transactions out of the ordinary course of business, by the Board of Directors of the selling Insurance Subsidiary acting in good faith).

         6.12. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of the Borrower or any of its Subsidiaries, including, without limitation, the stock or other equity interests of any Subsidiary, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, including, without limitation, statutory deposits under applicable insurance laws;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

                  (e) Liens existing on the date hereof and described in
         Schedule 5.17 hereto;

                  (f) Liens upon the Property of Insurance Subsidiaries incurred in the ordinary course of their business; and

                  (g) Other Liens securing Indebtedness for borrowed money in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

         6.13. INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.13;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Contingent Obligations (i) of the Borrower with respect to obligations or liabilities of any Subsidiary and (ii) of any Subsidiary with respect to obligations or liabilities of the Borrower or any other Subsidiary;

                  (e) Indebtedness of the Borrower to the Guarantor in a principal amount not to exceed $15,000,000 applied by the Borrower to a permanent reduction in the Aggregate Commitment in accordance with
         Section 2.7 hereof; and

                  (f) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

         6.14. CONSOLIDATED LEVERAGE RATIO. The Borrower will maintain a Consolidated Leverage Ratio of not greater than 0.25 to 1.0 as of the end of each fiscal quarter for the period of four fiscal quarters ending on such date.

         6.15. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Consolidated Fixed Charge Coverage Ratio of not less than 2.50 to 1.0 as of the end of each fiscal quarter for the period of four fiscal quarters ending on such date.

         6.16. MINIMUM CONSOLIDATED NET WORTH. The Borrower will maintain at all times a minimum Consolidated Net Worth of not less than $350,000,000 as of the end of each fiscal quarter.

         6.17. A.M. BEST RATING. Each of Surety Bonding, USA and Western shall at all times maintain an A.M. Best Rating of not less than "A".

         6.18. DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that, so long as no Default or Unmatured Default has occurred and is continuing (i) the Borrower, or any Subsidiary, may declare or pay any dividends or make any distributions on its capital stock in the ordinary course of business, (ii) any Subsidiary may declare or pay any dividends or make any distributions on its capital stock to any Wholly-Owned Subsidiary of the Borrower or to the Borrower, (iii) the Borrower may declare or pay any extraordinary or special dividends or make similar distributions in an amount not to exceed $10,000,000 in the aggregate for any fiscal year and (iv) the Borrower may repurchase its outstanding stock, provided that any such repurchases after the date hereof shall not exceed $10,000,000 in the aggregate in any fiscal year.

         6.19. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, undertake or assume any Contingent Obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                           (i) Permitted Investments;

                           (ii) investments of Insurance Subsidiaries not
                  prohibited by Section 6.19(b);

                           (iii) investments by the Borrower existing on the
                  date hereof in the capital stock of its Subsidiaries;

                           (iv) loans or advances made by the Borrower to any
                  Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                           (v) Contingent Obligations constituting Indebtedness
                  permitted by Section 6.13; and

                           (vi) equity investments in Persons other than the
                  Borrower and its Affiliates in an aggregate amount up to but not exceeding $10,000,000.

                  (b) The Borrower will not permit any of its Insurance Subsidiaries to make any investment if, on the date on which such investment is made and after giving effect thereto, the aggregate value of investments (other than equity investments) held by such Insurance Subsidiary that are rated lower than "2", or that are not rated, by the NAIC would exceed 15% of the value of the total invested assets. As used in this Section 6.19(b), the "value" of an investment refers to the value of such investment that would be shown on the most recent Annual Statement or Quarterly Statement, as the case may be, of the relevant Insurance Subsidiary prepared in accordance with SAP.

         6.20. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate.

         6.21. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to undertake or assume Contingent Obligations of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.18 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         6.22. LEASES. The Borrower will not permit the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to leases of real and personal property to exceed $10,000,000 for any fiscal year of the Borrower.

         6.23. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

         6.24. FISCAL YEAR. The Borrower will not permit the last day of its fiscal year to end on a day other than December 31st.

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor (unless the Guaranty is terminated in accordance with its terms) to the Lenders or the Administrative Agent in this Agreement or in any other certificate, financial statement or other document delivered pursuant to the provisions hereof shall be false or misleading in any material respect on the date as of which made or deemed made.

         Nonpayment of principal of any Loan when due; or nonpayment of interest upon any Loan or of any facility fee, utilization fee, or other fees or other obligations under any of the Loan Documents within five (5) days after the same becomes due.

         The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a) or Sections 6.10 through 6.23, inclusive.

         The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied upon the earlier of (i) within one (1) Business Day of the Borrower's knowledge of such breach or (ii) within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         Failure of the Borrower or any of its Subsidiaries or the Guarantor (unless the Guaranty is terminated in accordance with its terms) to pay when due any Indebtedness (other than the Loans) or any amount under any agreement with respect to Rate Hedging Obligations providing for termination or liquidation payments (for purposes of this Section 7.5, "Hedging Indebtedness") in excess of, singly or in the aggregate for the Borrower and all such Subsidiaries, $5,000,000 (or, in the case of the Guarantor, $20,000,000); or the default by the Borrower or any of its Subsidiaries or any Guarantor (unless the Guaranty is terminated in accordance with its terms) in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness or Hedging Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness or Hedging Indebtedness to cause, such Indebtedness or such Hedging Indebtedness to become due prior to its stated maturity; or any such Indebtedness or Hedging Indebtedness of the Borrower or any Subsidiary or the Guarantor (unless the Guaranty is terminated in accordance with its terms) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         The Borrower or any of its Significant Subsidiaries or the Guarantor (unless the Guaranty is terminated in accordance with its terms) shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, rehabilitation, supervision, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or

(g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

         Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries or the Guarantor (unless the Guaranty is terminated in accordance with its terms), a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

         The Borrower or any of its Subsidiaries or the Guarantor (unless the Guaranty is terminated in accordance with its terms) shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $5,000,000 (or, in the case of the Guarantor, $20,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith.

         The Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $5,000,000.

         Any Change in Control shall occur.

         7.11 Prior to the termination of the Guaranty in accordance with its terms, the Guaranty shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or CNA Financial shall fail to comply with any of the terms or provisions of the Guaranty or shall deny that it has any further liability under the Guaranty or shall give notice to that effect.

         7.12 Any License of any Significant Subsidiary issued in its state of domicile or in a state in which its earned premiums in the prior Fiscal Year constituted 10% or more of its aggregate earned premiums in such period (a) shall be revoked by the Governmental Authority which issued such License, or any formal action (administrative or judicial) to revoke such License shall have been commenced against such Significant Subsidiary and shall not have been dismissed within 30 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 30 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Signficant Subsidiary.

         7.13 Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $500,000 in any single instance or other such orders imposing fines in excess of $2,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

                  (a) extend the Revolving Loan Termination Date or the Term Loan Termination Date or the final maturity of any Loan or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest or any fee payable hereunder;

                  (b) reduce the percentage specified in the definition of Required Lenders;

                  (c) increase the amount of the Aggregate Commitment or the Commitment of any Lender hereunder;

                  (d) permit the Borrower to assign its rights under this Agreement; or

                  (e) amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.1 without obtaining the consent of any other party to this Agreement.

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.3. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than that certain fee letter agreement in each case by and between the Borrower and LaSalle.

         9.4. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.5. EXPENSES; INDEMNIFICATION; DAMAGE WAIVER.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Closing Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Closing Transactions, any Loan or the use of the proceeds thereof.

                  (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                  (e) The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

         9.6. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.7. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.8. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.9. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.10. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.11. JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         9.12. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation, for use in connection with its rights and remedies hereunder, except for disclosure (a) to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which that Lender is a party, and (f) permitted by Section 12.4.

         9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         9.14. DISCLOSURE. Each Lender hereby (a) acknowledges and agrees that LaSalle and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower and its Subsidiaries, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) to the extent that any such liability would not exist but for LaSalle's status as Administrative Agent hereunder, waives any liability of LaSalle or such Affiliate to any Lender arising out of or resulting from such investments, loans or other relationships other than liabilities arising out of the gross negligence or willful misconduct of LaSalle or its Affiliates.

         9.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1. APPOINTMENT. LaSalle Bank National Association is hereby appointed Administrative Agent for the Lenders hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement or any other Loan Document.

         10.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent and not waived at closing; or (d) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity) and which is not otherwise expressly required by this Agreement to be delivered by the Administrative Agent to the Lenders.

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, by all the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other

Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. EMPLOYMENT OF ADMINISTRATIVE AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Lenders agree that the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) to the extent not reimbursed by the Borrower, for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) to the extent not reimbursed by the Borrower, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent as finally determined by a court of competent jurisdiction. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation and with the consent of the Borrower (so long as no Default is then pending), which consent shall not be unreasonably withheld or delayed, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Administrative Agent's giving notice of its intent to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lenders and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a Lender or another commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. Except for payments received from the Administrative Agent pursuant to Section 2.11, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than its ratable share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of the immediately preceding sentence, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any promissory note issued to it hereunder to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder.

         12.2. PARTICIPATIONS.

                  12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any promissory note issued hereunder held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or extends the Revolving Loan Termination Date or the Term Loan Termination Date.

                  12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. Each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender.

         12.3. ASSIGNMENTS.

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that in the case of a partial assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $5,000,000 (or such lesser amount as the Borrower and the Administrative Agent may approve with respect to any specific proposed assignment). Such assignment shall be substantially in the form of Exhibit "F" hereto or any other form as may be agreed to by the parties thereto and approved by the Agent (in each case, an "Assignment and Acceptance"). The consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that the consent of the Borrower shall not be required if, on the date of such assignment, a Default shall have occurred and be continuing. The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee of $3,500 and, if the assignee is not a Lender, an Administrative Questionnaire.

                  12.3.2. REGISTER. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  12.3.3. EFFECT; EFFECTIVE DATE. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.3.1 and any written consent to such assignment required by Section 12.3.1, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent.

         12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.12 of this Agreement.

         12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.

                                  ARTICLE XIII

                                     NOTICES

         13.1. GIVING NOTICE. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at (i) in the case of the Borrower or the Administrative Agent, its address set forth below its signature hereto or (ii) in the case of a Lender, at the address set forth in its Administrative Questionnaire, or at such other address as may be designated by such party in a notice to the other parties. Any notice, if personally delivered or mailed (properly addressed with postage prepaid), shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by telecopy, shall be deemed given when transmitted; and any notice given by courier shall be deemed given when received by the addressee.

         13.2. CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                          CNA SURETY CORPORATION


                                          By:
                                             ----------------------------------
                                               Title:
                                                     --------------------------

                                          Address for Notices:

                                          CNA Surety Corporation
                                          CNA Plaza, 13S
                                          Chicago, Illinois  60685

                                          Attention:  John S. Heneghan
                                          Telephone:  (312) 822-1908
                                          Telecopy:   (312) 755-3737

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION, individually and as
                                          Administrative Agent


                                          By:
                                             ----------------------------------
                                               Title:
                                                     --------------------------

                                          Address for Notices:

                                          135 South LaSalle Street
                                          Chicago, Illinois  60603

                                          Attention:  Andrew Haak
                                          Telephone:  (312) 904-2851
                                          Telecopy:   (312) 904-6189

                                   EXHIBIT "A"

                            [FORM OF REVOLVING NOTE]



                                  SEE ATTACHED.

                                   EXHIBIT "B"

                               [FORM OF TERM NOTE]



                                  SEE ATTACHED.

                                   EXHIBIT "C"

                                    GUARANTY


         THIS GUARANTY (this "Guaranty"), dated as of September 30, 2002, is made by CNA FINANCIAL CORPORATION, a Delaware corporation (the "Guarantor"), in favor of LASALLE BANK NATIONAL ASSOCIATION, as administrative agent, and the Lenders referred to below.

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Credit Agreement, dated as of September 30, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"; terms defined in the Credit Agreement and used in this Guaranty, including its preamble and recitals, shall have the meanings provided in the Credit Agreement unless such terms are otherwise defined herein or the context otherwise requires), among CNA Surety Corporation ("Borrower"), the Lenders names therein and LaSalle Bank National Association as administrative agent (in its capacity as administrative agent, together with any successor in such capacity, the "Administrative Agent"), the Lenders have agreed to make Revolving Credit Loans and Term Loans (collectively, the "Loans") to or for the account of the Borrower; and

         WHEREAS, the Guarantor will benefit from the making of the Loans pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby, unconditionally and (except as otherwise provided herein) irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to each of the Administrative Agent and each Lender (as defined below) under or in connection with the Credit Agreement or any other Loan Document and any other document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the "Liabilities"); provided that the liability of the Guarantor hereunder shall be limited to a maximum amount not to exceed $15,000,000 plus (i) interest on such amount as provided in the Credit Agreement and (ii) all reasonable costs and expenses paid or incurred by the Administrative Agent or any Lender in enforcing this Guaranty against the Guarantor.

         The Guarantor agrees that if any Default shall occur under Section 7.6 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Administrative Agent for the account of each Lender forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

         This Guaranty shall in all respects (except as otherwise provided herein) be a continuing, irrevocable, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Guarantor or that at any time or from time to time no Liabilities are outstanding) until all Commitments have terminated and all Liabilities have been paid in full.

         Notwithstanding anything to the contrary contained herein, if, on or before November 30, 2002, the Administrative Agent either (i) successfully syndicates not less than $15,000,000 of the Aggregate Commitments or (ii) elects, in its sole discretion, to retain 100% of the Aggregate Commitment of $65,000,000, this Guaranty shall be terminated and the Guarantor shall be released from all of its obligations hereunder; provided, however, that if the foregoing items (i) or (ii) do not occur on or before November 30, 2002, the Guarantor shall cause the Borrower, in accordance with the Credit Agreement, to permanently reduce the Aggregate Commitment by $15,000,000 on December 2, 2002, and to immediately repay on such date its then outstanding Loans in an amount necessary to effect such reduction, at which time this Guaranty shall be terminated and the Guarantor shall be released from all of its obligations hereunder.

         The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or any such Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or any such Lender had not been made.

         The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities, (b) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any Property, and
(d) resort to the Guarantor for payment of any of the Liabilities when due, whether or not the Administrative Agent or any Lender shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against the Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Liabilities, except that there shall be no recovery by the Administrative Agent or any Lender, individually or collectively, in excess of the Liabilities (plus (i) interest on such amount as provided in the

Credit Agreement and (ii) all reasonable costs and expenses paid or incurred by the Administrative Agent or any Lender in enforcing this Guaranty against the Guarantor).

         The Guarantor hereby expressly waives, to the fullest extent permitted by applicable law: (a) notice of the acceptance by the Administrative Agent or any Lender of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

         All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

         Notwithstanding any payment made by or for the account of the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and Lenders shall have received final payment in cash of the full amount of all Liabilities.

         The Guarantor further agrees to pay all expenses (including reasonable attorney fees and expenses) paid or incurred by the Administrative Agent or any Lender in endeavoring to collect the Liabilities of such Guarantor, or any part thereof, and in enforcing this Guaranty against the Guarantor.

         The creation or existence from time to time of additional Liabilities to the Administrative Agent or Lenders or any of them is hereby authorized, without notice to the Guarantor and shall in no way affect or impair the rights of the Administrative Agent or any Lender or the obligations of the Guarantor under this Guaranty.

         The Administrative Agent and any Lender may from time to time without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Lender.

         No delay on the part of the Administrative Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender, except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent. No action of the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender or the obligations of the Guarantor under this Guaranty. For purposes of this Guaranty,

"Liabilities" shall include all obligations of the Borrower to the Administrative Agent or any Lender arising under or in connection with the Credit Agreement or any other Loan Document or any other document or instrument executed in connection therewith in each case notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of any of the Guarantor hereunder.

         Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lenders. All payments by the Guarantor pursuant to this Guaranty shall be made to the Administrative Agent for the benefit of the Lenders.

         This Guaranty shall be binding upon the Guarantor and its successors and assigns, and to the extent that the Borrower or the Guarantor is either a partnership or a corporation, all references herein to the Borrower and to the Guarantor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be fully performed in such State. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE

SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         THE GUARANTOR, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                    CNA FINANCIAL CORPORATION


                                    By:
                                          -------------------------------------
                                    Title: Senior Vice President and Controller


                                       CNA FINANCIAL CORPORATION


                                    By:
                                          -------------------------------------
                                          Title: Senior Vice President

                                    Address: CNA Plaza
                                       Chicago, Illinois  60685
                                       Attn:  Jonathan D. Kantor, Secretary 43S

                                   EXHIBIT "D"

         [FORM OF OPINION OF COUNSEL TO THE BORROWER AND THE GUARANTOR]

                               September 30, 2002



LaSalle Bank National Association,
 as Administrative Agent

         and

Each of the Lenders
identified on Schedule I hereto

Ladies/Gentlemen:

         I am counsel for Continental Casualty Company, and in such capacity, am representing (i) CNA Surety Corporation (the "Borrower") in connection with its execution and delivery of a Credit Agreement, dated as of September 30, 2002 (the "Agreement") among the Borrower, the Lenders named therein and LaSalle Bank National Association, as Administrative Agent for the Lenders, providing for Advances in an aggregate principal amount not exceeding $65,000,000 at any one time outstanding, and (ii) the Guaranty, dated as of September 30, 2002 from CNA Financial Corporation (the "Guarantor") in favor of the Administrative Agent and the Lenders. All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement. This opinion is being delivered to the addressees at the request of the Borrower pursuant to Section 4.1(f) of the Agreement.

         I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, agreements, instruments and documents of the Borrower and its Subsidiaries and certificates and other statements of public officials and corporate officers, and have made such other investigation of fact and law, as I have deemed necessary in connection with the opinions set forth herein. In my examination, I have assumed the genuineness of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

         Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, I am of the opinion that:

         1. The Borrower and each Significant Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation. The Borrower has all requisite power and authority to conduct its business in each jurisdiction in which its business is conducted.

         2. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. The Guarantor has all requisite power and authority to conduct its business in each jurisdiction in which its business is conducted.

         3. The execution and delivery of the Loan Documents by the Borrower and the Guaranty by the Guarantor and the performance by the Borrower of the Obligations and the performance by the Guarantor of its obligations under the Guaranty have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and the Guarantor, as applicable, and will not:

                  (a) require any consent of the Borrower's shareholders or the Guarantor's shareholders, as applicable;

                  (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries (or the Guarantor's) or the Borrower's (or the Guarantor's) articles of incorporation or by-laws or any material indenture, instrument or agreement known to me and binding upon the Borrower or any of its Subsidiaries (or the Guarantor); or

                  (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any material indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries (or the Guarantor).

         4. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         5. The Guaranty has been duly executed by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms.

         6. To my knowledge after due inquiry, there is no action, suit, proceeding, governmental investigation or arbitration pending or threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental or administrative body, agency or official which (a) challenges the validity, or seeks to enjoin the performance of, the Loan Documents or the consummation of any of the Closing Transactions or (b) could reasonably be expected to have a Material Adverse Effect.

         7. No approval, authorization, consent, adjudication or order of any Governmental Authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

         This opinion is limited to the law of the State of Illinois the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         This opinion may be relied on by any party that becomes a Participant, Lender or Administrative Agent under the Agreement after the date hereof pursuant to the Agreement.



                                        Very truly yours,

                                   SCHEDULE I
                      TO OPINION OF COUNSEL TO THE BORROWER



LaSalle Bank National Association

                                   EXHIBIT "E"

                        [FORM OF COMPLIANCE CERTIFICATE]



                             COMPLIANCE CERTIFICATE

To: The Lenders parties to the Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 30, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the Lenders party thereto, LaSalle National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _______________ of the Borrower;


         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


           ---------------------------------------------------------

           ---------------------------------------------------------

           ---------------------------------------------------------

           ---------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , 20 .


                                CNA SURETY CORPORATION

                      Schedule I To Compliance Certificate
               Schedule of Compliance as of ________ __, ____ with
              Provisions of Sections 6.14, 6.15, 6.16 and 6.17 of
                                  the Agreement


1. Section 6.14 - Consolidated Leverage Ratio

         A.       Consolidated Indebtedness of the Borrower and its
                  Subsidiaries                                                  $
                                                                                  ------------------

         B.       Consolidated Capitalization

                  (i)      Consolidated Indebtedness of the Borrower
                           and its Subsidiaries                                 $
                                                                                  ------------------

                  (ii)     Consolidated Net Worth                               $
                                                                                  ------------------

                  (iii)    Sum of (i) and (ii)                                  $
                                                                                  ------------------

         C.       Ratio of A to B                                               __________: 1.0

         D.       Permitted Ratio                                               Not greater than 0.25:1.0

         Complies _______  Does not Comply________

2. Section 6.15 - Consolidated Fixed Charge Coverage Ratio

         A.       EBITDA for such period                                        $
                                                                                  ------------------

         B.       Consolidated Interest Expense for the
                  four fiscal quarters ending on such date                      $
                                                                                  ------------------

         C.       Required payments of principal on Indebtedness
                  during such period                                            $
                                                                                  ------------------

         D.       Amounts paid under Operating Leases during
                  such period                                                   $
                                                                                  ------------------

         E.       (B) plus (C) plus (D)                                         $
                                                                                  ------------------

         F.       Ratio of A to E
                                                                                  _____________:1.0
         G.       Permitted Ratio                                                 2.50: 1.0

         Complies _______  Does not Comply________

3. Section 6.16 - Minimum Consolidated Financial Net Worth

         A.       Consolidated Financial Net Worth                              $
                                                                                  ------------------

         B.       Minimum Required                                              $350,000,000

         Complies _______  Does not Comply________

4. Section 6.17 - A.M. Best Rating

         A.       A.M. Best Ratings for Surety Bond
                                                                                  ------------------

         B.       A.M. Best Ratings for USA
                                                                                  ------------------
         C.       A.M. Best Rating for Western
                                                                                  ------------------
         D.       Minimum Required A.M. Best Rating                               "A"

         Complies _______  Does not Comply________

                                   EXHIBIT "F"

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]



                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of September 30, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among CNA Surety Corporation, the Lenders named therein and LaSalle Bank National Association, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Bid Loans and Ratable Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is not organized under the laws of the United States of America, any documentation required to be delivered by the Assignee pursuant to Section 2.17(b) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Illinois.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:


                                                                                      PERCENTAGE ASSIGNED
                                                                                    (set forth, to at least 8
                                                                                    decimals, as percentage of
                                                                                   the aggregate Commitments of
                   FACILITY                     PRINCIPAL AMOUNT ASSIGNED            all Lenders thereunder)
                   --------                                                        ----------------------------
Commitment Assigned:                                                              $
                                                                                   ----------------------------
Ratable Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [NAME OF ASSIGNOR], as Assignor


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:





----------
1 Must be at least five Business Days after execution hereof by all required parties.

                                        [NAME OF ASSIGNEE], as Assignee

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

CNA SURETY CORPORATION                   LASALLE BANK NATIONAL ASSOCIATION, as
                                         Administrative Agent,



By:                                      By:
   --------------------------                ---------------------------------
   Name:                                     Name:
   Title:                                    Title:

                                 Schedule 1 - 1

                                PRICING SCHEDULE


                               I. REVOLVING LOANS

CONSOLIDATED                 APPLICABLE MARGIN:         APPLICABLE MARGIN:        APPLICABLE FACILITY FEE
LEVERAGE RATIO                   LIBOR LOANS           ALTERNATE BASE RATE               PERCENTAGE
--------------               ------------------        -------------------        -----------------------
   < .05:1                          0.35%                       0%                         0.08%
   -

   > .05:1 BUT < .10:1              0.40%                       0%                         0.10%
               -------

   > .10:1 BUT < .16:1              0.45%                       0%                        0.1250%
               -------

   > .16:1 BUT < .20:1              0.50%                       0%                         0.15%
               -------

         > .20:1                    0.55%                       0%                         0.20%



                                 II. TERM LOANS

CONSOLIDATED                            APPLICABLE MARGIN:                APPLICABLE MARGIN:
LEVERAGE RATIO                             LIBOR LOANS                    ALTERNATE BASE RATE
--------------                          ------------------                -------------------

           < .05:1                           0.48%                                   0%
           -

     > .05:1 BUT < .10:1                     0.55%                                   0%
                 -------

     > .10:1 BUT < .16:1                    0.6250%                                  0%
                 -------

     > .16:1 BUT < .20:1                     0.70%                                   0%
                 -------

           > .20:1                           0.80%                                   0%




                                 Schedule 1 - 1

                                   SCHEDULE 1

                                   COMMITMENTS


LENDER                        PRO RATA SHARE OF        PRO RATA SHARE OF TERM LOAN          AGGREGATE COMMITMENT
                              REVOLVING CREDIT                  COMMITMENT
                              COMMITMENT
LaSalle Bank National         $35,000,000                       $30,000,000                      $65,000,000
Association

TOTAL                         $35,000,000                       $30,000,000                      $65,000,000

                                  SCHEDULE 5.3

                             APPROVALS AND CONSENTS

                                      None.




                                Schedule 5.3 - 1

                                  SCHEDULE 5.7

                                   TAX MATTERS

                                      None.






                                Schedule 5.7 - 1

                                  SCHEDULE 5.8

                                   LITIGATION


                                      None.




                                Schedule 5.8 - 1

                                  SCHEDULE 5.9

                         CAPITALIZATION AND SUBSIDIARIES

                                  See Attached.






                                Schedule 5.9 - 1

                                  SCHEDULE 5.17

                                      LIENS


                                      None.






                                Schedule 5.17 - 1

                                  SCHEDULE 5.18

                             RESTRICTIVE AGREEMENTS


                                      None.






                                Schedule 5.18 - 1

                                  SCHEDULE 6.13

                              EXISTING INDEBTEDNESS


                                  See Attached.









                                Schedule 6.13 - 1